Exhibit 10.15

February 15, 2019 Dentons Draft

AMENDMENT NO. 1
TO
BACKSTOP AGREEMENT

This Amendment No. 1, dated as of February 26, 2019 (this “Amendment) to that certain Backstop Agreement (the “Agreement”) dated December 14, 2018 by and among (i) Draper Oakwood Technology Acquisition, Inc., a Delaware corporation (the “Company”), (ii) Reebonz Holding Limited (f/k/a DOTA Holdings Limited), a Cayman Islands exempted company (“Pubco”), (iii) the investor identified on the signature page hereto (“Investor”), and (iv) for certain limited purposes, Cowen and Company, LLC (the “Broker”), is intended to effectuate the following changes to the Agreement.

1. Definition of Resale Period.

(a) The Term “Resale Period” as used to the Agreement and this Amendment shall mean the one hundred-eight day (180) period following the Closing, which shall be extended by an additional 90 day period upon written notice by Pubco to the Investor and Broker at least one business day prior to the end of the Resale Period.

2. Early Access to Escrow Funds.

(a) Section 7 of the Agreement shall be supplemented with the following subsection (d):

Notwithstanding anything to the contrary contained herein, at any time prior to the end of the Resale Period, Investor is permitted to require that Pubco and Investor provide joint instructions to Escrow Agent to release from the Escrow Account to the Investor such amount that is equal to the Guaranteed Amount less the Net Proceeds from aggregate sales of Backstop Shares and Additional Shares to date (such date referred to as the “[Cut-Off Date]” and such amount referred to as (the “Maximum Amount”), provided however, that (i) upon Investor’s receipt of the Maximum Amount, any and all Net Proceeds resulting from the sale of Backstop Shares and Additional Shares following the Cut-Off Date shall be deposited into the Escrow Account, and (ii) in the joint written instructions of Pubco and Investor with respect to the distribution of the Maximum Amount, Investor acknowledges to Escrow Agent that, upon the delivery of the Maximum Amount to Investor, notwithstanding Section 3 of the Escrow Agreement, the Escrow Agent may rely on the sole written instructions of Pubco with respect to any further distribution of Escrowed Funds. Following Investor receipt of the Maximum Amount, the Company has no continuing obligation to Investor.

3. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. A facsimile or other electronic transmission of this signed Amendment shall be legal and binding on all parties hereto.

{Signature pages follow}

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, as of the date first written above.

The Company:

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

By:	/s/ Samuel Lim
Name: Samuel Lim
Title: Chief Executive Officer

Pubco:

REEBONZ HOLDING LIMITED

F/K/A: DOTA HOLDINGS LIMITED

By:	/s/ Samuel Lim
Name: Samuel Lim
Title: Chief Executive Officer

The Broker:

COWEN AND COMPANY, LLC

By:	/s/ Tim Manning
Name: Tim Manning
Title: Managing Director

{Additional Signature Pages Follow}

{Signature Page to Amendment No. 1 to Backstop Agreement}

Accepted and agreed, effective as of the date first set forth above:

Name of Investor:

S4 Limited
[Please print full name of Investor (individual or entity)]

Signature:

/s/ Robert Salem
[Authorized signature of Investor]

Name of Signatory:

Robert Salem
[Please print full name of authorized signatory if Investor is an entity]

Title of Signatory:

Director
[Please print title of authorized signatory if Investor is an entity]

{Signature Page to Amendment No. 1 to Backstop Agreement}